USOL HOLDINGS, INC.                                    AGREEMENT AMONG INVESTORS

                            AGREEMENT AMONG INVESTORS

     This AGREEMENT ("Agreement") is made and entered into as of the 21st day of July, 1999, by and among USOL HOLDINGS, INC., a Delaware corporation ("USOL"), and each of the parties listed on the signature page hereto which are collectively referred to herein as the "Original Investors").

                                    RECITALS

     A. The Original Investors own 100% of the issued and outstanding shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock of USOL identified opposite their respective names on EXHIBIT A hereto (the "USOL Preferred Stock").

     B. USOL, Inc., a Delaware corporation and a wholly-owned subsidiary of USOL ("USOL Sub"), U.S. OnLine Communications, Inc., a Delaware corporation ("OnLine"), USOL and certain stockholders of OnLine have entered into an Asset Purchase Agreement dated as of July 21, 1999, whereby USOL Sub shall purchase substantially all of the assets of OnLine (the "USOL Acquisition").

     C. USOL and GMAC Commercial Mortgage Corporation ("GMAC-CM") have entered into an Asset Purchase Agreement dated July 21, 1999, whereby The
ResidentClub.com, Inc., a Delaware corporation and a wholly-owned subsidiary of USOL Sub, shall purchase certain of the assets of the Tenant Services Division of GMAC-CM (the "TSD Acquisition").

     D. USOL and FirstLink Communications, Inc., an Oregon corporation ("FLCI"), have entered into an Agreement of Merger dated as of July 21, 1999 (the "Merger Agreement"), whereby, subsequent to the USOL Acquisition and the TSD Acquisition and subject to the satisfaction of conditions set forth in the Merger Agreement, USOL shall merge with and into FLCI ("the Merger").

     E. Pursuant to the Merger Agreement, each share of USOL Preferred Stock shall be exchanged for one share of Convertible Preferred Stock of FLCI ("FLCI Preferred Stock").

     F. The Original Investors believe that it is in their best interests to enter into an agreement pertaining to the voting and transfer of their respective shares of the USOL Preferred Stock, and after the FirstLink Closing the FLCI Preferred Stock, on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the foregoing and the respective covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

USOL HOLDINGS, INC.                                    AGREEMENT AMONG INVESTORS

1. CERTAIN DEFINITIONS

     1.1 "Accredited Investor" shall have the meaning ascribed to that term under Rule 501 of Regulation D promulgated under the Securities Act, as amended.

     1.2 "Affiliate" shall mean, with respect to any party, any other Person, directly or indirectly, Controlling, Controlled by or under direct or indirect common Control with, such party. To the extent that any Person is a limited liability company, each member of the limited liability company shall be deemed an "Affiliate" of that Person.

     1.3 "Affirmative Vote" shall mean the affirmative vote or consent of the Voting Investors holding more than 50% of the Percentage Interests held by all Voting Investors.

     1.4 "Chairperson" shall mean the chairperson listed on EXHIBIT B or such other person appointed as chairperson by the Investors pursuant to this Agreement.

     1.5 "Company" shall mean (a) USOL at all times prior to the FirstLink Closing, and (b) FLCI upon the FirstLink Closing and at all times thereafter.

     1.6 "Company Preferred Stock" shall mean (a) USOL Preferred Stock at all times prior to the FirstLink Closing, and (b) FLCI Preferred Stock upon the FirstLink Closing and at all times thereafter.

     1.7 "Control" when used with respect to any Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

     1.8 "Converted Common Stock" shall mean shares of Company common stock which were converted from Company Preferred Stock in accordance with the Certificates of Designation pertaining to such Company Preferred Stock.

     1.9 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     1.10 "FirstLink Closing" shall mean the closing of the transactions contemplated by the Merger Agreement.

     1.11 "Investor" shall mean each of the owners of Company Preferred Stock who are parties hereto and each of the parties who may hereafter become owners of Company Preferred Stock in accordance with the terms hereof and execute a counterpart of this Agreement.

     1.12 "Investor Meeting" shall mean a meeting of the Investors held in accordance with Section 2.


                                  EX 99.1 - 2

USOL HOLDINGS, INC.                                    AGREEMENT AMONG INVESTORS

     1.13 "Original Voting Investors" shall mean, collectively, GMAC-CM, Aspen Foxtrot Investments, LLC ("Aspen"), Peregrine Equities 1, LLC - Peregrine Equities 10, LLC (as set forth on the signature page, collectively, "Peregrine"), and AGL Investments No. 8 Limited Partnership ("AGL").

     1.14 "Percentage Interest" shall mean, for any Investor, the Investor's percentage interest in Company Preferred Stock held by the Investors, as set forth as a fraction whereby (a) the numerator is equal to the number of shares of Company Preferred Stock owned by the Investor, and (b) the denominator is the number of shares of Company Preferred Stock owned by all Investors. Each Investor's initial Percentage Interest is set forth on EXHIBIT A hereto.

     1.15 "Persons" shall mean any individual or entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such "Person" where the context so permits.

     1.16 "Regulated Investor" shall mean any Investor that (i) directly or indirectly, due to its ownership by an entity subject to Regulation Y, is itself subject to the provisions of Regulation Y and (ii) holds shares of Company Preferred Stock or Company common stock.

     1.17 "Regulation Y" shall mean Regulation Y of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 225 (or any successor to such regulation).

     1.18 "Regulatory Problem" shall mean, with respect to any Investor, any set of facts, events or circumstances the existence of which could cause such Investor to believe that there is a substantial risk of assertion by a governmental entity (which belief shall be reasonable in light of the prevailing regulatory environment) that such Investor is or would be in violation of any law, regulation, rule or other requirement of any governmental authority (including without limitation, Regulation Y).

     1.19 "Securities" shall mean Company Preferred Stock and/or Converted Common Stock, as applicable.

     1.20 "Securities Act" shall mean the Securities Act of 1933, as amended.

     1.21 "Voting Investor" shall mean an Investor, to the extent that such Investor owns Series A Company Preferred Stock.

     1.22 "Voting Percentage Interest" shall mean, for any Investor, the Investor's percentage interest in Series A Company Preferred Stock held by the Investors, as set forth as a fraction whereby (a) the numerator is equal to the number of shares of Series A Company Preferred Stock owned by the Investor, and
(b) the denominator is the number of shares of Series A Company Preferred Stock owned by all Investors. Each Investor's initial Voting Percentage Interest is set forth on EXHIBIT A hereto.


                                  EX 99.1 - 3

USOL HOLDINGS, INC.                                    AGREEMENT AMONG INVESTORS

2. INVESTOR MEETINGS

     2.1 MEETINGS. In advance of any matter requiring the vote or action of the Company's stockholders, the Investors shall hold a meeting where the Voting Investors shall vote among themselves to determine the collective course of action of the Investors.

     2.2 QUARTERLY MEETINGS. Without limiting Section 2.1, the Investors shall hold meetings on a quarterly basis, or on a more frequent basis as determined by an Affirmative Vote of the Investors (the "Quarterly Meetings").

     2.3 SPECIAL MEETINGS. Without limiting Section 2.1, a special meeting of the Investors shall be held prior to each special meeting of the stockholders of the Company. Special meetings of the Investors shall also be held as soon as reasonably practical after the Chairperson receives notice that the stockholders of the Company are seeking to take action by written consent. Additionally, special meetings of the Investors, for any valid purpose or purposes, may be called by any Investor or Investors holding at least twenty-five percent (25%) of all Percentage Interests.

     2.4 PLACE OF MEETINGS. The Chairperson may designate any place as the place of meeting for any meeting of the Investors. Any representative of an Investor not physically present at a meeting of the Investors may participate via telephone conference.

     2.5 NOTICE OF MEETINGS. Written notice stating the place (and, if applicable, all pertinent information regarding the initiation of the telephone conference), day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered to each Investor not less than three
(3) nor more than thirty (30) days before the date of the meeting, in accordance with the terms of Section 12.3, by or at the direction of the Chairperson or the Investor or Investors calling the meeting.

     2.6 MEETING OF ALL INVESTORS. If all of the Investors shall meet at any time and place (or via telephone conference), and consent to the holding of the meeting, such meeting shall be valid without call or notice.

     2.7 QUORUM. Investors holding more than fifty percent (50%) of all Voting Percentage Interests, represented in person or by proxy, shall constitute a quorum at any Investor Meeting. In order for an Investor to be present for determining quorum at any Investor Meeting, representatives of the Investors may be present in person or by telephone or other means of telecommunications, provided that all representatives of the Investors can hear each other.

     2.8 MANNER OF ACTING. If a quorum is present, an Affirmative Vote of the Investors shall be the act of the Investors. Voting by Voting Investors at Investor Meetings shall be in accordance with and in proportion to their respective Voting Percentage Interests.


                                  EX 99.1 - 4

USOL HOLDINGS, INC.                                    AGREEMENT AMONG INVESTORS

     2.9 REGULATED INVESTORS. Notwithstanding anything contained in this Agreement to the contrary, insofar as a Regulated Investor owns no Series A Company Preferred Stock, such Regulated Investor shall have no right to vote at the Investor Meetings; except, however, so long as such Regulated Investor is an owner of any Company Preferred Stock, that Regulated Investor shall have the right to appoint a representative to attend and observe Investor Meetings and to receive documents and other information distributed to the Investors.

3. CHAIRPERSON

     3.1 NUMBER AND TENURE. There shall be one (1) Chairperson who shall preside over the Investor Meetings. The initial Chairperson's name is set forth on EXHIBIT B attached hereto. The Chairperson shall hold office until his successor shall have been elected or the Chairperson has resigned. The Chairperson shall be responsible, on the Investors' behalf, for (a) assembling such documents and information that are provided by the Company to the Company's directors and stockholders, (b) distributing such documents and information to each of the Investors in a timely manner and (c) assisting the Investors in calling and scheduling Investor Meetings.

     3.2 REMOVAL AND VACANCIES. At a meeting called expressly for that purpose, the Chairperson may be removed at any time, with or without cause, by an Affirmative Vote of the Investors. Any vacancy occurring for any reason in the office of Chairperson may be filled by an Affirmative Vote of the Investors.

4. VOTING AGREEMENT

     4.1 IN THE EVENT OF AN AFFIRMATIVE VOTE. Except as provided in Section 4.4, if an Affirmative Vote of the Investors is obtained at an Investor Meeting with respect to any matter on which the Investors are entitled to vote as stockholders of the Company Preferred Stock pursuant to the certificate of incorporation or bylaws of the Company or the corporation laws of the state in which the Company is incorporated, each Investor shall, at the applicable meeting of the stockholders of the Company, or in connection with any written consent of the stockholders of the Company, vote (or cause to be voted) all of its Company Preferred Stock in accordance with, and act in a manner consistent with, the desired outcome of the Investors with respect to such matter as determined by the Affirmative Vote ("Desired Outcome"). No Investor shall take any action which would impede, frustrate, prevent or nullify the Desired Outcome. Nothing in this Section 4.1 shall be construed to limit, modify or alter Section 14.5 hereof.

     4.2 IN ABSENCE OF AN AFFIRMATIVE VOTE. In the event that an Affirmative Vote of the Investors is not obtained, for any reason, at an Investor Meeting with respect to any matter on which the Investors are entitled to vote as stockholders of the Company Preferred Stock, each Investor may vote (or cause to be voted), at the applicable meeting of the


                                  EX 99.1 - 5

USOL HOLDINGS, INC.                                    AGREEMENT AMONG INVESTORS

stockholders of the Company or in connection with any written consent, its Company Preferred Stock in any manner it deems fit.

     4.3 NO INCONSISTENT ARRANGEMENTS. Each Investor hereby covenants and agrees that, except as contemplated by this Agreement, it shall not (a) grant any proxy, power-of-attorney or other authorization in or with respect to the Company Preferred Stock, (b) deposit the Company Preferred Stock into a voting trust or enter into a voting agreement or arrangement with respect to the Company Preferred Stock or (c) take any other action that would in any way restrict, limit or interfere with its obligations hereunder.

     4.4 BOARD REPRESENTATION.

          (a) The parties hereto acknowledge and agree that each of the Original Voting Investors (or Affiliates, directors and employees of such Original Voting Investor) shall be entitled to (i) designate, on behalf of the Voting Investors, an individual to serve as a director of the Company (each a "Designated Director"), (ii) remove its Designated Director, and (iii) replace its Designated Director in the event of a vacancy created by such Designated Director. Such rights of designation, removal and replacement shall terminate if the Original Voting Investor (or Affiliates, directors and employees of such Investor) owns less than twenty-five percent (25%) of the Securities that such Investor originally purchased from USOL pursuant to that certain Subscription Agreement dated July 21, 1999, by and between the Investor and USOL. Upon termination of such rights of designation, removal and replacement, the director position originally designated by an Original Voting Investor shall become a director position to be filled by the holders of Company common stock. Each of the Original Voting Investors hereby designates the individual identified opposite its name on EXHIBIT C to act as its initial Designated Director. Each Investor entitled to vote its shares of Company Preferred Stock shall vote its shares of Company Preferred Stock at any regular or special meeting of stockholders of the Company or in any written consent executed in lieu of such a meeting of stockholders and shall take all other actions (including using its best efforts to cause the board of directors of the Company to take all actions) necessary to give effect to the agreements contained in this Agreement (including, without limitation, the election of the Designated Directors provided for herein) and to ensure that the certificate of incorporation and bylaws of the Company as in effect at any time hereafter do not conflict in any respect with the provisions of this Agreement. In order to effectuate the provisions of this Agreement, each Investor hereby agrees that when any action or vote is required to be taken by such Investor pursuant to this Agreement, such Investor shall use its best efforts to call, or cause the appropriate officers and directors of the Company to call, a special or annual meeting of stockholders of the Company, as the case may be, or execute or cause to be executed, a consent in writing in lieu of any such meetings pursuant to applicable corporate law. To the extent this Section 4.4(a) does not apply to the election of directors of the Company, Sections 4.1 and 4.2


                                  EX 99.1 - 6

USOL HOLDINGS, INC.                                    AGREEMENT AMONG INVESTORS

     shall govern the Investors' vote. If any Original Voting Investor transfers less than all of its Company Preferred Stock to one or more Affiliates, directors or employees of such Original Voting Investor, then the right to designate, remove and replace a Designated Director shall be determined, as among the Original Voting Investor and such Affiliates, directors or employees, by agreement of such parties.

          (b) Notwithstanding anything contained in this Agreement to the contrary, insofar as a Regulated Investor owns no Series A Company Preferred Stock, such Regulated Investor shall have no right to designate, remove or replace any Company directors or otherwise participate in the election of Company directors; except, however, so long as such Regulated Investor is an owner of any Company Preferred Stock, that Regulated Investor shall have the right to appoint a representative to attend and observe Company board meetings and to receive documents and other information distributed to the Company directors.

     4.5 OTHER ACTIVITIES OF THE INVESTORS; FIDUCIARY DUTIES. It is understood and accepted that the Investors and their Affiliates have interests in other business ventures which may be in conflict with the activities of the Company and its subsidiaries and that, subject to applicable law, nothing in this Agreement shall limit the current or future business activities of the Investors, whether or not such activities are competitive with those of the Company and its subsidiaries. Nothing in this Agreement, express or implied, shall relieve any officer or director of the Company or any of its subsidiaries, or any Investor, of any fiduciary or other duties or obligations they may have to the Company's stockholders.

5. RESTRICTION ON TRANSFER AND PERMITTED TRANSFERS OF COMPANY PREFERRED STOCK

     5.1 RESTRICTIONS ON TRANSFER. Except as provided in Section 5.2 and Section 12, the Investors agree and covenant, for a period of one (1) year after the FirstLink Closing, but in no event later than eighteen (18) months from the date hereof, not to sell, pledge, encumber or otherwise transfer or dispose of, and not to permit to be sold, encumbered, attached, or otherwise disposed of or transferred in any manner, either voluntarily or by operation of law ("Transfer"), all or any portion of the shares of Company Preferred Stock that they own or hereafter acquire in accordance with and subject to the terms of this Agreement.

     5.2 PERMITTED TRANSFERS. Notwithstanding the other provisions of this Agreement, but subject to any restrictions that may exist under federal or state securities laws, an Investor may (a) subject to and in accordance with the terms of the Company Preferred Stock, convert within the one (1) year period following the FirstLink Closing up to twenty-five percent (25%) of its shares of Company Preferred Stock, received in the Merger or thereafter acquired, into common stock of the Company, and, to the extent permitted under applicable securities laws, such common stock may be sold publicly, (b) Transfer all or any part of such Investor's Company Preferred Stock to one or more


                                  EX 99.1 - 7

USOL HOLDINGS, INC.                                    AGREEMENT AMONG INVESTORS

Affiliates, employees or directors of the Investor, (c) Transfer such Investor's Company Preferred Stock in connection with any exchange, reclassification, or other conversion of shares into any cash, securities, or other property pursuant to a merger or consolidation of the Company or any of its subsidiaries with, or any sale or transfer by the Company or any of its subsidiaries of all or substantially all its assets to, any Person, in each case in which holders of common stock and the Company Preferred Stock are treated substantially the same,
(d) Transfer such Investor's Company Preferred Stock in connection with any statutory share exchange involving, or any recapitalization of, the Company or any of its subsidiaries in which holders of common stock and the Company Preferred Stock are treated substantially the same ((a) through (d) collectively, "Permitted Transfers"), (e) Transfer all or any part of such Investor's Company Preferred Stock in accordance with the terms of Sections 6 or 7, and (f) subject to compliance with applicable securities laws, Transfer for a period of up to 45 days from the date hereof, an aggregate for all Investors of up to $500,000 of Company Preferred Stock to a limited partner of Barington Capital on the date hereof.

     5.3 AMENDMENT TO TRANSFER RESTRICTIONS. The provisions of Section 5.1 and
5.2 may be modified to decrease or eliminate restrictions on Transfer by an Affirmative Vote of the Investors, provided that all Transfer restrictions and all Permitted Transfers, as modified, shall apply to each Investor equally, on a pro rata basis based upon their respective Percentage Interests.

6. TAG-ALONG RIGHTS

          (a) Other than in connection with a Permitted Transfer or a transfer pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or transfers under Section 7, if at any time, any Investor (the "Selling Investor") desires to sell, transfer or otherwise dispose of any Securities, the Selling Investor shall first be required, prior to completing such sale, to give written notice ("Notice of Transfer") to the remaining Investors of its intent to transfer the Securities, which notice shall contain an offer to sell such Securities, the proposed sale price for the Securities and the number of Securities which the Selling Investor proposes to transfer and any other material terms and conditions of the proposed transfer. The date on which such notice is sent to the other Investors is referred to hereinafter as the "Notice Date". Each of the remaining Investors shall have fifteen (15) days following the Notice Date to notify the Selling Investor in writing ("Notice of Acceptance") of its acceptance of such offer to purchase any or all of such Securities, on the material terms and conditions set forth in the Notice of Transfer and at a per-share price set forth in the Notice of Transfer. The Selling Investor shall not be obligated to sell any shares of Securities to other Investors hereunder unless one or more of the Investors purchases all, but not less than all, of the Securities subject to the Notice of Transfer. The closing for the transaction set forth above shall take place no later than 30 days from the Notice Date. If the Selling Investor does not receive a Notice of Acceptance from an Investor within


                                  EX 99.1 - 8

USOL HOLDINGS, INC.                                    AGREEMENT AMONG INVESTORS

     fifteen (15) days after the Notice Date, such Investor shall be deemed to have declined to purchase such shares of Securities. In the event Investors deliver Notices of Acceptance electing to purchase Securities in excess of the Securities subject to the Notice of Transfer, the accepting Investors shall have the right to purchase such shares on a Pro Rata basis.

          (b) In the event that the remaining Investors collectively do not elect to purchase all of the Securities being offered by the Selling Investor pursuant to Section 6(a), the Selling Investor may transfer all of such Securities to any third parties at not less than the sale price and upon the other terms and conditions set forth in the Notice of Transfer; PROVIDED, HOWEVER, that if the Selling Investor does not complete the contemplated sale within one hundred twenty (120) days of the Notice Date, the provisions of this Section 6(a) shall again apply. As a part of the Notice of Transfer, prior to selling the shares of Securities to any such third party, the Selling Investor shall also be required to offer to each remaining Investor the opportunity to sell any, or all, of its shares of Securities (subject to Section 6(d)) to the same party or parties upon the same terms and conditions as the Selling Investor is selling; PROVIDED, that, if the consideration to be received by the Selling Investor includes any restricted securities, only Investors who have certified to the reasonable satisfaction of the Selling Investor that they are Accredited Investors shall be entitled to participate in such sale, unless the transferee consents otherwise (which consent shall not be unreasonably withheld or delayed). If, within thirty (30) days of receiving the Notice of Transfer from the Selling Investor, any of the remaining Investors elect, by written notice to the Selling Investor, to join the Selling Investor and sell all or any part of their respective shares of Securities, the Selling Investor shall be required to consummate the sale of their Securities and the Securities of the other Investors so electing to join in such sale on the same terms and conditions or, in the alternative, not to sell any of their Securities. The Selling Investor shall, however, use reasonable efforts to persuade the proposed transferee to purchase, from all of the Investors electing to join in such sale pursuant to this Section 6(b), all of the shares of Securities that such Investors desire to sell on the applicable terms and conditions.

          (c) The term "Pro Rata" as used in this Section 6 shall be determined as follows:

               (i). To the extent that the applicable sale involves Company Preferred Stock, the Investors' "Pro Rata" number of shares shall be determined based on the applicable Investors' respective percentage ownership of the then issued and outstanding Company Preferred Stock held by all Investors.

               (ii). To the extent that the applicable sale involves Converted Common Stock, the Investors' "Pro Rata" number of shares shall be determined based on the applicable Investors' respective percentage ownership of the then-


                                  EX 99.1 - 9

USOL HOLDINGS, INC.                                    AGREEMENT AMONG INVESTORS

          issued and outstanding number of Converted Common Stock held by all Investors.

               (d) In the event the third-party transferee declines to acquire all of the shares of Securities being offered by the Investors in accordance with Section 6(b), the number of shares each Investor may sell (as set forth in Section 6(b)) shall be reduced on a Pro Rata basis.

               (e) In the event of a sale of any Securities to a third party, made in accordance with this Section 6:

                    (i). No Investor shall receive any fees or compensation from the transferee or the transferee's Affiliates (other than reasonable and customary fees or compensation for actual services rendered) unless each Investor electing to join in the sale receives such fees or compensation on a pro rata basis, based on the number of shares of Securities such Investor sells to the transferee;

                    (ii). No Investor shall be required to make any
               representations or warranties in connection with such sale other than representations and warranties as to (A) such Investor's ownership of its Securities to be transferred free and clear of all liens, claims and encumbrances, (B) such Investor's power and authority to effect such transfer, and (C) such matters pertaining to compliance with applicable securities laws as the transferee may reasonably require; and

                    (iii). Any agreement of indemnity for the breach of any of the representations or warranties made in connection with such sale shall provide that: (A) such indemnity is several (and not joint and several), and (B) indemnity payments to be made by each Investor shall be limited to the Investor's pro rata share of the claim or the consideration the Investor received in connection with the sale, whichever is less.

7. DRAG-ALONG RIGHTS

          (a) Other than in connection with a Permitted Transfer or a transfer pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act, if at any time, Investors (the "Transferring Investors") holding a majority of the Securities, calculated on a fully-converted basis, desire to sell, transfer or otherwise dispose of all or any part of their Securities which would result in (i) the sale of, in the aggregate, at least twenty percent (20%) of the voting capital stock of the Company issued and outstanding on the date of such sale (determined as if all of the issued and outstanding Company Preferred Stock were converted into Converted Common Stock), and (ii) the person or group acquiring


                                  EX 99.1 - 10

USOL HOLDINGS, INC.                                    AGREEMENT AMONG INVESTORS

     the stock will become the beneficial owner (as defined in Rule 13(d)(3) of the Exchange Act) of a greater percentage of voting capital stock of the Company, determined on a fully-converted basis, than any other person or group, each of the other Investors shall, at the Transferring Investors' discretion and subject to this Section 7, be required to sell all, but not less than all, of their respective shares of Securities to the same party or parties and upon the same terms and conditions as the Transferring Investor. The Transferring Investors shall give at least thirty (30) days written notice of such transaction to such other Investors. At the closing of such sale, each Investor shall deliver certificates or other instruments representing the Securities and other securities, if any, to be sold by such Investor, duly endorsed for transfer, with the signature guaranteed, to the purchaser against payment of the appropriate purchase price.

          (b) In the event of a sale of any Securities made in accordance with this Section 7:

               (i). No Investor shall receive any fees or compensation from the transferee or the transferee's Affiliates (other than reasonable and customary fees or compensation for actual services rendered) unless each Investor electing to join in the sale receives such fees or compensation on a pro rata basis, based on the number of shares of Securities such Investor sells to the transferee;

               (ii). No Investor shall be required to make any representations or warranties in connection with such sale other than representations and warranties as to (A) such Investor's ownership of its Securities or other securities to be transferred free and clear of all liens, claims and encumbrances, (B) such Investor's power and authority to effect such transfer, and (C) such matters pertaining to compliance with applicable securities laws as the transferee may reasonably require;

               (iii). Any agreement of indemnity for the breach of any of the representations or warranties made in connection with such sale shall provide that: (A) such indemnity is several (and not joint and several), and (B) indemnity payments to be made by each Investor shall be limited to the Investor's pro rata share of the claim or the consideration the Investor received in connection with the sale, whichever is less;

               (iv). No Regulated Investor shall be required to receive consideration in connection with such sale that would cause a Regulatory Problem; and

               (v). One hundred percent (100%) of the consideration received by the Investors in connection with such sale shall consist of cash and/or publicly traded securities.


                                  EX 99.1 - 11

USOL HOLDINGS, INC.                                    AGREEMENT AMONG INVESTORS

8. ENDORSEMENT ON COMPANY PREFERRED STOCK CERTIFICATES

     All certificates for the Company Preferred Stock owned by the Investors shall be endorsed on the face thereof with a legend reading substantially as follows:

     "THE VOTING RIGHTS AND THE SALE, ASSIGNMENT, TRANSFER, PLEDGE, OR ANY OTHER DISPOSITION OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY, AND SUBJECT TO, THE TERMS AND PROVISIONS OF AN AGREEMENT AMONG INVESTORS, DATED AS OF JULY 21, 1999. BY ACCEPTANCE OF THIS CERTIFICATE THE HOLDER HEREOF AGREES TO BE BOUND BY THE TERMS OF SAID AGREEMENT AND ALL AMENDMENTS OR SUPPLEMENTS THERETO."

9. TRANSFEREES SUBJECT TO AGREEMENT

     Shares of Company Preferred Stock transferred under any of the provisions of this Agreement to any Person who is not a party to this Agreement shall be subject to all of the terms and conditions of this Agreement and as a condition to such Transfer, such Person shall execute a counterpart of this Agreement, which shall be deemed a supplement to this Agreement. Upon the execution of such counterpart, such Person shall become a party to this Agreement and shall be bound hereby, together with all of the then parties to this Agreement as though such Person were an original party hereto.

10. SPECIFIC PERFORMANCE

     The parties hereby declare that it is impossible to measure in money the damages which would accrue to any party hereto by reason of the failure to perform any of the obligations under this Agreement, and in that event, in addition to other remedies provided by applicable law, the non-breaching parties shall be entitled to immediate issuance of a temporary restraining order or preliminary injunction enforcing this Agreement.

11. REPORTING REQUIREMENTS

     In the event that any party hereto is subject to the reporting requirements of Section 13(d) of the Exchange Act, as amended (a) such party shall fully comply with said requirements in a timely manner, (b) all parties hereto shall cooperate in filing and amending all required reports to the extent required by law and (c) all parties hereto shall promptly notify all other parties hereto of any change in such party's ownership interest or beneficial ownership interest in the Company.


                                  EX 99.1 - 12

USOL HOLDINGS, INC.                                    AGREEMENT AMONG INVESTORS

12. REGULATORY PROBLEM

     Notwithstanding any other provision of this Agreement to the contrary, in the event a Regulated Investor or any of its Affiliates shall determine that if the Regulated Investor or such Affiliate, shall continue to hold some or all of the shares of the Company Preferred Stock or any other securities of the Company held by it, there is a material risk that such ownership will result in a Regulatory Problem or the cost of continuing to hold such securities has, in the reasonable judgment of the Regulated Investor or such Affiliate, significantly increased, the Regulated Investor or such Affiliate, may sell, exchange or otherwise dispose of such securities, in a prompt and orderly manner and any periods of prior notice set forth in this Agreement shall be reduced to the extent necessary to avoid any Regulatory Problem associated with such notice period. In connection with the foregoing sentence, if requested by the Regulated Investor, the Company shall cooperate with the Regulated Investor or such Affiliate in (a) disposing of such securities to a third party or (b) exchanging all or any portion of such securities on a share-for-share basis for shares of a non-voting security of the Company (such non-voting security to be identical in all respects to such voting securities or other securities, except that they shall be non-voting and shall be convertible or exercisable into voting securities on such conditions as are requested by the Regulated Investor in light of the regulatory considerations prevailing). Without limiting the foregoing, at the request of the Regulated Investor or such Affiliate, the Company shall provide (and authorize the Regulated Investor or such Affiliate, to provide) financial and other information concerning the Company to any prospective purchaser of such securities owned by the Regulated Investor or such Affiliate, and shall amend this Agreement, the certificate of incorporation of the Company, the by-laws of the Company, and any related agreements and instruments and shall take such additional actions in order to effectuate and reflect the foregoing. The Company shall not be required to provide any such information unless the recipient thereof signs a confidentiality agreement reasonably satisfactory to the Company. This Section shall survive the termination of this Agreement, so long as the Regulated Investor owns any Securities.

13. TERMINATION

     This Agreement shall terminate (a) upon the written agreement of the parties hereto, or (b) in the event that the Investors, in the aggregate, hold on a fully-diluted basis, less than twenty percent (20%) of the issued and outstanding shares of Company common stock.

14. MISCELLANEOUS

     14.1 COMMON STOCK. Unless otherwise provided herein, this Agreement shall apply only to the Company Preferred Stock. Unless otherwise provided herein, nothing in this Agreement shall be construed to limit, alter or otherwise affect the rights or privileges of any Investor with respect to any shares of common stock of the Company held by the Investor, including but not limited to an Investor's right to sell, pledge, transfer or


                                  EX 99.1 - 13

USOL HOLDINGS, INC.                                    AGREEMENT AMONG INVESTORS

otherwise encumber the shares of common stock and to vote the shares of common stock in such manner as such Investor deems appropriate.

     14.2 ASSIGNMENT; PARTIES IN INTEREST.

          (a) ASSIGNMENT. Except as expressly provided herein, the rights and obligations of a party hereunder may not be assigned, transferred or encumbered without the prior written consent of the other parties.

          (b) PARTIES IN INTEREST. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing contained herein shall be deemed to confer upon any other Person any right or remedy under or by reason of this Agreement.

     14.3 NOTICES. Any notice or other communication required or which may be given hereunder shall be in writing and either delivered personally to the addressee, by facsimile to the addressee or mailed, certified or registered mail, postage prepaid, and shall be deemed given when so delivered personally, sent by facsimile, or if mailed, five days after the date of mailing as follows:

if to USOL:

                             USOL Holdings, Inc.
                             10300 Metric Boulevard
                             Austin, Texas  78758
                             Attention:  Robert Solomon

with a copy to:

                             Jenkens & Gilchrist, P.C.
                             600 Congress Avenue
                             Suite 2200
                             Austin, Texas  78701
                             Attention:  Roland Cook

if to AGL:

                             Amstar Group, Inc.
                             1050 17th Street
                             Suite 1220
                             Denver, Colorado  80265
                             Attention:  David Agnew
                             Fax:  (303) 534-6713


                                  EX 99.1 - 14

USOL HOLDINGS, INC.                                    AGREEMENT AMONG INVESTORS

with a copy to:

                             Weil, Gotshal & Manges LLP
                             100 Crescent Court
                             Suite 1300
                             Dallas, Texas  75201
                             Attention: Glenn D. West
                             Fax: (714) 746-7777

if to GMAC-CM:

                             GMAC Commercial Mortgage Corporation
                             650 Dresher Road
                             Horsham, Pennsylvania 19044
                             Attention:  President
                             Fax:  (215) 328-1796

with a copy to:

                             General Motors Legal Staff
                             New Center One Building
                             3031 West Grand Boulevard
                             Detroit, Michigan 48232
                             Attention:  Mortgage Group General Counsel
                             Fax:  (313) 974-0685

and, with a copy to:

                             Newman & Associates, Inc.
                             904 Manhattan Avenue, Suite 2
                             Manhattan Beach, California
                             Attention: Mark Sampson
                             Fax:  (310) 798-6167

if to Aspen:

                             Aspen Foxtrot Investments, LLC
                             c/o  Aspen Enterprises, Ltd.
                             2757 44th Street
                             Suite 306
                             Grand Rapids, Michigan  49509
                             Attention: Ronald A. House
                             Fax: (616) 878-5605

with a copy to:

                             Warner Norcross & Judd
                             900 Old Kent Bank Building
                             111 Lyon Street, NW
                             Grand Rapids, Michigan  49503
                             Attention: Tim Horner
                             Fax: (616) 752-2500


                                  EX 99.1 - 15

USOL HOLDINGS, INC.                                    AGREEMENT AMONG INVESTORS

if to GACC:

                             Deutsche Bank Securities
                             31 West 52nd Street
                             New York, New York  10019
                             Attention:  John Storck
                             Fax:  (212) 469-3713

with a copy to:

                             White & Case
                             1155 Avenue of the Americas
                             New York, New York  10036
                             Attention:  Dan Latham
                             Fax:  (212) 354-8113

if to Paribas:

                             Paribas North America, Inc.
                             787 7th Avenue
                             New York, New York, 10019
                             Attention: Jeffrey Youle
                             Fax: (212) 841-2369

with a copy to:

                             White & Case
                             1155 Avenue of the Americas
                             New York, New York, 10036
                             Attention: John Reiss
                             Fax: (212) 354-8113

if to Peregrine:

                             Peregrine Capital, Inc.
                             Boardwalk Plaza
                             9725 SW Beaverton Hillsdale Hwy.
                             Suite 350
                             Beaverton, Oregon 97005-3366
                             Attention:  Roy Rose
                             Fax: (503) 350-0672


                                  EX 99.1 - 16

USOL HOLDINGS, INC.                                    AGREEMENT AMONG INVESTORS

with a copy to:

                             Peregrine Capital, Inc.
                             Boardwalk Plaza
                             9725 SW Beaverton Hillsdale Hwy.
                             Suite 350
                             Beaverton, Oregon 97005-3366
                             Attention: Allan A. Fulsher
                             Fax: (503) 350-0672

if to any other
 Original Investor:

                             To the address for such Original Investor set forth on the books and records of USOL

     14.4 LAW GOVERNING AGREEMENT. This Agreement shall be construed and interpreted according to the internal laws of the State of Delaware, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

     14.5 AMENDMENT AND MODIFICATION. Except as provided in Section 5.3, this Agreement may not be amended or modified except in a writing signed by all of the parties hereto.

     14.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall become binding when all counterparts taken together shall have been executed and delivered by the parties. A telecopied facsimile of an executed counterpart of the Agreement shall be sufficient to endorse the binding agreement of each party to the terms hereof. However, each party agrees to return to the other parties an original, duly executed counterpart of this Agreement promptly after delivery of a telecopied facsimile thereof.

     14.7 HEADINGS. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

     14.8 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto relating to the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties, written or oral, related hereto.


                                  EX 99.1 - 17

USOL HOLDINGS, INC.                                    AGREEMENT AMONG INVESTORS

     IN WITNESS WHEREOF, the parties hereto have caused their signatures, or the signatures of their duly authorized representatives, to be set forth below on the day and year first above written.

                                       USOL HOLDINGS, INC.

                                        By:  /S/ ROBERT SOLOMON
                                             -----------------------------------
                                             Name: Robert Solomon
                                             Title: President

     INVESTORS:

                                       AGL INVESTMENTS NO. 8 LIMITED PARTNERSHIP

                                        By:    AGLP NO. 8 LIMITED PARTNERSHIP, a
                                               Colorado partnership, Its General
                                               Partner


                                        By:    AGLP NO. 8, a Colorado
                                               partnership, Its General Partner


                                        By:  /S/ DAVID B. AGNEW
                                             -----------------------------------
                                             Name: David B. Agnew
                                             Title: President


                                       ASPEN FOXTROT INVESTMENTS, LLC

                                        By:    ASPEN ENTERPRISES, LTD., Its
                                               Manager


                                        By:  /S/ RONALD A. HOUSE
                                             -----------------------------------
                                             Name: Ronald A. House
                                             Title: Vice President and Chief
                                                    Operating Officer


                                  EX 99.1 - 18

USOL HOLDINGS, INC.                                    AGREEMENT AMONG INVESTORS

                                       GERMAN AMERICAN CAPITAL CORPORATION

                                        By:  /S/ JOHN C. CIPRIANI
                                             -----------------------------------
                                             Name: John C. Cipriani
                                             Title: Vice President


                                       GERMAN AMERICAN CAPITAL CORPORATION

                                        By:  /S/ THOMAS MENDOZA
                                             -----------------------------------
                                             Name: Thomas C. Mendoza
                                             Title: Vice President


                                       GMAC COMMERCIAL MORTGAGE CORPORATION

                                        By:  /S/ ROBERT D. FELLER
                                             -----------------------------------
                                             Name: Robert D. Feller
                                             Title: Executive Vice President


                                       PARIBAS NORTH AMERICA, INC.

                                        By:  /S/ JOHN G. MARTINEZ
                                             -----------------------------------
                                             Name: John G. Martinez
                                             Title: Financial Controller


                                       PEREGRINE EQUITIES 1, L.L.C.

                                        By:  /S/ ROY ROSE
                                             -----------------------------------
                                             Name: Roy Rose
                                             Title: President


                                       PEREGRINE EQUITIES 2, L.L.C.

                                        By:  /S/ ROY ROSE
                                             -----------------------------------
                                             Name: Roy Rose
                                             Title: President


                                  EX 99.1 - 19

USOL HOLDINGS, INC.                                    AGREEMENT AMONG INVESTORS

                                       PEREGRINE EQUITIES 3, L.L.C.

                                        By:  /S/ ROY ROSE
                                             -----------------------------------
                                             Name: Roy Rose
                                             Title: President


                                       PEREGRINE EQUITIES 4, L.L.C.

                                        By:  /S/ ROY ROSE
                                             -----------------------------------
                                             Name: Roy Rose
                                             Title: President


                                       PEREGRINE EQUITIES 5, L.L.C.

                                        By:  /S/ ROY ROSE
                                             -----------------------------------
                                             Name: Roy Rose
                                             Title: President


                                       PEREGRINE EQUITIES 6, L.L.C.

                                        By:  /S/ ROY ROSE
                                             -----------------------------------
                                             Name: Roy Rose
                                             Title: President


                                  EX 99.1 - 20

USOL HOLDINGS, INC.                                    AGREEMENT AMONG INVESTORS

                                       PEREGRINE EQUITIES 7, L.L.C.

                                        By:  /S/ ROY ROSE
                                             -----------------------------------
                                             Name: Roy Rose
                                             Title: President


                                       PEREGRINE EQUITIES 8, L.L.C.

                                        By:  /S/ ROY ROSE
                                             -----------------------------------
                                             Name: Roy Rose
                                             Title: President


                                       PEREGRINE EQUITIES 9, L.L.C.

                                        By:  /S/ ROY ROSE
                                             -----------------------------------
                                             Name: Roy Rose
                                             Title: President


                                       PEREGRINE EQUITIES 10, L.L.C.

                                        By:  /S/ ROY ROSE
                                             -----------------------------------
                                             Name: Roy Rose
                                             Title: President


                                             -----------------------------------
                                             Dennis Dautel

                                             /S/ HENRY GELLIS
                                             -----------------------------------
                                             Henry Gellis


                                  EX 99.1 - 21

USOL HOLDINGS, INC.                                    AGREEMENT AMONG INVESTORS


                                             /S/ HENRY GELLIS
                                             -----------------------------------
                                             Mussie Gellis
                                             By: Henry Gellis, POA

                                             /S/ DOROTHY COHEN
                                             -----------------------------------
                                             Dorothy Cohen

                                             /S/ ROBERT STARK
                                             -----------------------------------
                                             Stark Investments L.P.
                                             By: Robert Stark, General Partner

                                             /S/ ANGELA JOY COPPOLA
                                             -----------------------------------
                                             Angela Joy Coppola

                                             /S/ JANET FRANKLIN
                                             -----------------------------------
                                             Janet Franklin

                                             /S/ COURTNEY CAMPBELL
                                             -----------------------------------
                                             Courtney Campbell

                                             /S/ ALAN ALEXANDER
                                             -----------------------------------
                                             Peter Guber
                                             By: Alan Alexander, Attorney-in-
                                                 Fact

                                             /S/ W. ROBERT RAMSDELL
                                             -----------------------------------
                                             Ramsdell Family Trust
                                             By: W. Robert Ramsdell, Trustee

                                             /S/ DAVID ROCKER
                                             -----------------------------------
                                             David Rocker

                                             /S/ KAYLEN SILVERBERG
                                             -----------------------------------
                                             Kaylen Silverberg


                                  EX 99.1 - 22

USOL HOLDINGS, INC.                                    AGREEMENT AMONG INVESTORS

                                             /S/ LEON HOROWITZ
                                             -----------------------------------
                                             Leon Horowitz

                                             /S/ DAIN RAUSCHER
                                             -----------------------------------
                                             Brent Stahl
                                             By: Dain Rauscher, Custodian FBO
                                                 Brent Stahl S.E.P.

                                             /S/ RON BARSHOP
                                             -----------------------------------
                                             Ron Barshop

                                             /S/ TERRY JONES
                                             -----------------------------------
                                             Terry Jones for FMH, LLP

                                             /S/ IRV SOLOMON
                                             -----------------------------------
                                             Irv Solomon

                                             /S/ DAN BAUER
                                             -----------------------------------
                                             Dan Bauer

                                             /S/ SCOTT MAENTZ
                                             -----------------------------------
                                             Rosewood Partners L.P.
                                             By: Scott Maentz

                                             /S/ G. TYLER RUNNELS
                                             -----------------------------------
                                             G. Tyler Runnels


                                  EX 99.1 - 23

                                    EXHIBIT A

                                  INVESTORS AND
                              PERCENTAGE INTERESTS

                                                                                  Voting
                                                            Percentage          Percentage
                      Investor                               Interest            Interest
                      --------                              ----------          ----------

GMAC Commercial Mortgage Corporation                          26.95%              30.11%

AGL Investment No. 8 L.P. (Amstar)                            26.95%              30.11%

Aspen Foxtrot Investments, LLC                                12.16%              13.58%

German American Capital Corporation                            4.39%               4.90%

Peregrine Equities 1, L.L.C.                                   1.35%               1.51%

Peregrine Equities 2, L.L.C.                                   1.35%               1.51%

Peregrine Equities 3, L.L.C.                                   1.35%               1.51%

Peregrine Equities 4, L.L.C.                                   1.35%               1.51%

Peregrine Equities 5, L.L.C.                                   1.35%               1.51%

Peregrine Equities 6, L.L.C.                                   1.35%               1.51%

Peregrine Equities 7, L.L.C.                                   1.35%               1.51%

Peregrine Equities 8, L.L.C.                                   1.35%               1.51%

Peregrine Equities 9, L.L.C.                                   1.35%               1.51%

Peregrine Equities 10, L.L.C.                                  1.35%               1.51%

                                                                                  Voting
                                                            Percentage          Percentage
                      Investor                               Interest            Interest
                      --------                              ----------          ----------

Ron Barshop                                                   0.07%               0.08%

Dan Bauer                                                     0.67%               0.75%

Courtney Campbell                                             0.03%               0.03%

Dorothy Cohen                                                 0.14%               0.15%

Angela Joy Coppola                                            0.07%               0.08%

Dennis Dautel                                                 0.95%               1.06%

Janet Franklin                                                0.03%               0.03%

Henry Gellis                                                  0.14%               0.15%

Mussie Gellis                                                 0.14%               0.15%

Peter Guber                                                   0.14%               0.15%

Leon Horowitz                                                 0.08%               0.09%

First Madison Holidays, LLP                                   0.05%               0.06%

Ramsdell Family Trust                                         0.54%               0.60%

David Rocker                                                  0.81%               0.91%

Rosewood Partners, L.P. (Scott Maentz)                        0.67%               0.75%

Kaylen Silverberg                                             0.24%               0.27%

Irv Solomon                                                   0.05%               0.06%

Dain Rauscher Custodian FBO Brent Stahl S.E.P.                0.07%               0.08%

Stark Investments, L.P.                                       0.54%               0.60%

G. Tyler Runnels                                              0.14%               0.15%

German American Capital Corporation                           5.07%                N/A

Paribas North America, Inc.                                   5.41%                N/A



                                  EX 99.1A - 2

                                    EXHIBIT B

                               INITIAL CHAIRPERSON

                                   David Agnew

                                    EXHIBIT C

                          INITIAL DESIGNATED DIRECTORS

                                                                 INITIAL
                                                                DESIGNATED
               INVESTOR                                          DIRECTOR
               --------                                         ----------

AGL Investments No. 8 Limited Partnership                    David Agnew

Aspen Foxtrot Investments, LLC                               Ronald Piasecki

GMAC Commercial Mortgage Corporation                         Robert D. Feller

Peregrine Equities 1-10,L.L.C.                               Roy Rose